Exhibit 10.11

TRUSTEE RESTRICTED COMMON SHARE GRANT AGREEMENT
(TIME VESTED)

          THIS RESTRICTED COMMON SHARE GRANT AGREEMENT (TIME VESTED) (this “Agreement”) is entered into as of March 25, 2009 (the “Effective Date”), by and between Whitestone REIT, a Maryland real estate investment trust (the “Company”), and Donald F. Keating  (the “Trustee”).

          WHEREAS, the Trustee serves on the Board of Trustees of the Company and in connection therewith has rendered or will render services for and on behalf of the Company and/or its subsidiaries or affiliates;

         WHEREAS, the Company believes the Trustee should have interests that are aligned with the interests of the Company’s shareholders; and

         WHEREAS, the Company desires to compensate to grant the Trustee common shares of beneficial interest, par value $0.001 per share, of the Company (the “Common Shares”).

          NOW, THEREFORE, IT IS AGREED, by and between the Company and the Trustee, as follows:

          1. Restricted Common Share Grant. The Trustee is hereby granted 5,000  Common Shares (the “Shares”) subject to the restrictions and on the terms and conditions set forth in this Agreement (the “Grant”).

          2. Restriction on the Shares.

          (a) Period of Restriction. Except as otherwise set forth herein, all the Shares issued to the Trustee pursuant to this Agreement shall be subject to a period of restriction (the “Period of Restriction”) during which the Trustee’s rights in and to such Shares shall be subject to the limitations and obligations set forth in this Section 2.

          (b) Lapse of Period of Restriction. The Period of Restriction shall lapse in accordance with the provisions of Exhibit A, which is attached hereto and forms part of this Agreement. During the period that the Shares are subject to the Period of Restriction, such Shares are referred to herein as “Restricted Common Shares.”

          (c) Termination of Trustee. Notwithstanding any other provision of this Agreement to the contrary, if the Trustee’s position as trustee of the Company terminates for any reason (or no reason), other than the Trustee’s death or Disability (defined as a disability that would qualify as a total and permanent disability under the Company’s then current long-term disability plan), any Restricted Common Shares that are subject to the Period of Restriction on the date of the Trustee’s termination shall be immediately forfeited by the Trustee and shall be automatically transferred to and reacquired by the Company at no cost to the Company, and neither the Trustee nor his or her heirs, executors, administrators or successors shall have any right or interest in such Restricted Common Shares. In the event of the Trustee’s death or Disability, any Restricted Common Shares that are subject to the Period of Restriction on the date of death or Disability shall immediately vest and the Trustee or his or her heirs, executors, administrators or successors shall have the right and interest in such Restricted Common Shares.

          (d) Escrow. Upon the Trustee’s execution and delivery of this Agreement, the Trustee agrees to concurrently deliver one or more executed stock powers as requested by the Company, duly endorsed in blank for transfer, in the form attached hereto as Exhibit B, which shall be deposited with the Company during the Period of Restriction. Each certificate representing Restricted Common Shares shall bear the following legend until the lapse of the Period of Restriction with respect to the shares represented by such certificate:

Transfer of this certificate and the shares represented hereby is restricted pursuant to the terms of the Restricted Common Share Grant Agreement pertaining to the shares represented hereby, dated as of _________ , 200[_], (the “Agreement”). Copies of the Agreement are on file at the offices of Whitestone REIT.

The certificates representing the Restricted Common Shares along with the stock power(s) shall be held in escrow by the Company until such time as either (i) the Period of Restriction with respect to all of such Restricted Common Shares lapses in accordance with this Agreement, in which case the shares shall be delivered to the Trustee, or (ii) any such Restricted Common Shares are forfeited pursuant to this Agreement, in which case such shares shall be transferred to and reacquired by the Company in accordance with Section 2(c) of this Agreement.

          (e) Distributions. All cash distributions on the Restricted Common Shares shall be paid directly to the Trustee and shall not be held in escrow. Any new, substituted or additional securities or other property issued in respect of Restricted Common Shares shall be held in escrow, together, where applicable, with appropriate stock powers, assignments or other transfer documents which the Trustee hereby agrees to execute as a condition to receipt of such securities or other property. If the Restricted Common Shares in respect of which such securities or other property was issued are forfeited to the Company pursuant to Section 2(c) of this Agreement, then such securities or other property shall be immediately forfeited to the Company and automatically transferred to and reacquired by the Company at no cost to the Company, to the same extent and in accordance with Section 2(c) of this Agreement as if such securities or other property were Restricted Common Shares hereunder.

3. Rights as a Shareholder. Upon the Trustee’s execution and delivery of this Agreement and until such time as the Restricted Common Shares are forfeited to the Company as set forth herein, the Trustee shall be the record owner of the Restricted Common Shares and, subject to the terms of this Agreement, shall have all rights of a shareholder with respect to the Restricted Common Shares, including the right to vote the Restricted Common Shares and subject to the terms of Section 2 hereof, to receive dividends and distributions with respect to the Restricted Common Shares.

4. Change in Control. Notwithstanding Section 2 of this Agreement, if the Trustee holds Restricted Common Shares at the time a Change in Control (as defined below) occurs, the Period of Restriction with respect to such Restricted Common Shares granted in Section 1 shall automatically lapse immediately prior to the consummation of such Change in Control.

A Change of Control is defined as any of the following events:

          (i) any person or entity, including a “group” as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, other than the Company or a wholly-owned subsidiary thereof or any employee benefit plan of the Company or any of its subsidiaries, becomes the beneficial owner of the Company’s securities having 35% or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election of trustees of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business);

          (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor company or entity entitled to vote generally in the election of the trustees of the Company or such other corporation or entity after such transaction are held in the aggregate by the holders of the Company’s securities entitled to vote generally in the election of trustees of the Company immediately prior to such transaction;

          (iii) during any period of two (2) consecutive years, individuals who at the beginning of any such period constitute the Board of Trustees of the Company cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company’s shareholders, of each trustee of the Company first elected during such period was approved by a vote of at least two-thirds (2/3rds) of the trustees of the Company then still in office who were (a) trustees of the Company at the beginning of any such period, and (b) not initially (1) appointed or elected to office as result of either an actual or threatened election and/or proxy contest by or on behalf of a person other than the Board of Trustees of the Company, or (2) designated by a person who has entered into an agreement with the Company to effect a transaction described in (i) or (ii) above or (iv) or (v) below;

(iv) a complete liquidation or dissolution of the Company; or

(v) the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a subsidiary)).

5. Withholding. If the Trustee makes an election under Section 83(b) of the Internal Revenue Code of 1986 (the “Code”) with respect to the Restricted Common Shares, the grant made pursuant to this Grant shall be conditioned upon the prompt payment to the Company of any applicable withholding obligations or withholding taxes by the Trustee (“Withholding Taxes”). Failure by the Trustee to pay such Withholding Taxes will render this Grant null and void ab initio and the Restricted Common Shares granted hereunder will immediately be canceled. If the Trustee does not make an election under Section 83(b) of the Code with respect to the Restricted Common Shares, upon the lapse of the Period of Restriction with respect to any portion of the Restricted Common Shares (or property distributed with respect thereto), the Company shall satisfy the required Withholding Taxes as set forth in the Internal Revenue Service guidelines for the employer’s minimum statutory withholding with respect to Trustee and issue vested shares to the Trustee without restriction. In the sole discretion of the Company, the Company may satisfy the required Withholding Taxes by withholding from the Restricted Common Shares included in the Grant that number of whole shares necessary to satisfy such taxes as of the date the restriction lapse with respect to such Restricted Common Shares based on the Fair Market Value of the Shares (defined for purposes of this Grant, as of any date (i) the average of the closing sales prices of the Common Shares on all national securities exchanges on which the Common Shares may at the time be listed, or any other such exchange on which the Common Shares are traded, on such date, or in the absence of reported sales on such date, the average closing sales prices on the immediately preceding date on which sales were reported, (ii) if on any day the Common Shares shall not be quoted on a national securities exchange, the average of the high and low bid and asked prices on such day in the over-the-counter market as reported by National Quotation Bureau Incorporated, or any similar successor organization, or (iii) in the event there is no public market or over-the-counter market for the Common Shares on such date, the fair market value as determined, in good faith, by the Board of Trustees of the Company in its sole discretion).

          6. Restrictions on Transfer. During the Period of Restriction, the Trustee shall not sell, transfer, pledge, hypothecate, assign, exchange or otherwise dispose of the Restricted Common Shares. Any attempted sale, transfer, pledge, hypothecation, assignment, exchange or other disposition shall be null and void and of no force or effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

          7. Consent to Electronic Delivery. The Company may choose to deliver certain statutory materials relating to the Grant in electronic form. By accepting this Agreement, the Trustee agrees that the Company may deliver any documents required by the Securities and Exchange Commission and the Company’s annual report to the Trustee in an electronic format. If at any time the Trustee would prefer to receive paper copies of these documents, please contact Chief Financial Officer of the Company to request paper copies of these documents.

          8. No Rights Conferred. Nothing in this Agreement shall give the Trustee any right to continue in the employ or service of the Company, any affiliate or any subsidiary and/or as a member of the Company’s Board of Trustees or in any other capacity, or interfere in any way with the right of the Company, any affiliate or any subsidiary to terminate the employment or services of the Trustee.

          9. Adjustments. All references to the number and class of shares covered by this Agreement and other terms in this Agreement may be appropriately adjusted, by a vote of the majority of the members of the Board of Trustees of the Company, in the event of certain unusual or non-recurring transactions, including an unusual or non-recurring dividend or other distribution (whether in the form of an extraordinary cash dividend, dividend of Common Shares, other securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase or exchange of Common Shares or other securities of the Company, issuance of warrants or other rights to purchase Common Shares or other securities of the Company, or other similar corporate transaction or event affects the Common Shares. In such an event, the Board of Trustees of the Company may in an equitable and proportionate manner (and, as applicable, in such equitable and proportionate manner as is consistent with Sections 422 and 409A of the Internal Revenue Code of 1986, as amended from time to time (the “Code”) and the regulations thereunder and with Section 162(m) of the Code) either: (i) adjust the number of Shares, provided that the number of Shares shall always be a whole number; (ii) provide for an equivalent award in respect of securities of the surviving entity of any merger, consolidation or other transaction or event having a similar effect; or (iii) make provision for a cash payment to the Trustee for the Shares.

          10. Compliance with Section 409A of the Code. The Trustee hereby consents (without further consideration) to any change to this Agreement or the Grant so the Trustee can avoid paying penalties under Section 409A of the Code, even if those changes affect the terms and conditions of this Agreement of the Grant and reduce its value or potential value.

          11. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns. This Agreement may not be assigned or transferred in whole or in part by the Trustee, nor may the Trustee delegate any duty or obligation under this Agreement, and any attempt to so assign, transfer or delegate shall be null and void and of no force or effect.

          12. Interpretation of this Agreement. All determinations and interpretations made by the Board of Trustees of the Company with regard to any questions arising under this Agreement shall be final, binding and conclusive as to all persons, including without limitation the Trustee and any person claiming rights from or through the Trustee.

          13. Venue. Each party to this Agreement hereby irrevocably (i) consents and submits to the exclusive jurisdiction of the state and federal courts in Harris County, Texas in connection with any disputes arising out of this Agreement, and (ii) waives any objection based on venue or inconvenient forum with respect to any action instituted therein arising under this Agreement or the transactions contemplated hereby, and agrees that any dispute with respect to such matters shall be heard only in the courts described above.

          14. Governing Law; Entire Agreement; Amendment. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without regard to such state’s conflict of laws principles. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. This Agreement may be amended by a majority of the members of the Board of Trustees, subject to the Trustee’s consent if such amendment materially and adversely affects the rights of the Trustee, except that the consent of the Trustee shall not be required for any amendment made pursuant to Section 10 of this Agreement.

          15. Tax Elections. THE TRUSTEE UNDERSTANDS THAT HE OR SHE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR THE TRUSTEE’S OWN TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE ACQUISITION OF THE SHARES HEREUNDER. THE TRUSTEE ACKNOWLEDGES AND AGREES THAT HE OR SHE HAS CONSIDERED THE ADVISABILITY OF ALL TAX ELECTIONS IN CONNECTION WITH THE ISSUANCE OF THE SHARES, INCLUDING THE MAKING OF AN ELECTION UNDER SECTION 83(b) OF THE CODE. THE TRUSTEE FURTHER ACKNOWLEDGES AND AGREES THAT, IF THE TRUSTEE DETERMINES TO MAKE AN ELECTION UNDER SECTION 83(b) OF THE CODE, (i) THE TRUSTEE (AND NOT THE COMPANY) IS SOLELY RESPONSIBLE FOR PROPERLY AND TIMELY COMPLETING AND FILING ANY SUCH SECTION 83(b) ELECTION, AND (ii) THE TRUSTEE AGREES TO TIMELY PROVIDE A COPY OF THE ELECTION TO THE COMPANY AS REQUIRED UNDER THE CODE.

          16. Notices. Any notice, demand or request required or permitted to be given under this Agreement shall be in writing and shall be deemed given (i) when delivered personally, or (ii) three days after being deposited in the United States mail, by certified or registered mail, postage prepaid, or (iii) the next business day after sent by nationally recognized overnight delivery service, and addressed, if to the Company, at its principal place of business, Attention: Chief Financial Officer, and if to the Trustee, at his or her most recent address as shown in the employment or stock records of the Company.

          IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

Whitestone REIT

By:	/s/ James C. Mastandrea

Name:	James C. Mastandrea

Title:	Chairman of the Board of Trustees

Trustee: /s/ Donald F. Keating

Date:	March 25, 2009

Exhibit A

LAPSE OF PERIOD OF RESTRICTION

Number of Shares	Vesting Date	Percentage of Shares

5,000	March 25, 2010	34%
	March 25, 2011	33%
	March 25, 2012	33%

Exhibit B

STOCK POWER

For value received, I hereby sell, assign and transfer unto ___________________________ Common Shares of Whitestone REIT standing in my name on the books of said Company represented by Certificate(s) Number(s) ______ herewith, and do hereby irrevocably constitute and appoint ______ attorney to transfer the said stock on the books of said Company with full power of substitution in the premises.

Date:

Printed Name:

Signature:

Witness Signature:

8